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                                                                   Exhibit 10.26

                                 SYSTEM ADDENDUM

This System Addendum is made as of the 25th day of NOVEMBER, 1998 (the "Commencement Date"), by and among WINK COMMUNICATIONS, INC., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501, TIME WARNER CABLE OF NEW YORK CITY ("TWCNYC"), a division of Time Warner Entertainment Company, L.P., ("TWE") a Delaware limited partnership, whose address is 120 East 23rd Street, New York, NY 10010, and TIME WARNER CABLE, a division of TWE ("Affiliate"), whose address is 290 Harbor Drive, Stamford, CT 06902.


1.      RECITALS

        WHEREAS, on September 23, 1998, Wink and Affiliate executed a Master Cable Affiliation Agreement (the "Master Agreement");

        WHEREAS, TWCNYC desires to become a Participating System pursuant to the Master Agreement;

        NOW THEREFORE, the parties agree to be bound by the following terms and conditions.

2.      GENERAL

2.1 All capitalized terms used herein shall have the same meaning and definition as set forth in the Master Agreement.

2.2 Except as otherwise set forth herein, all terms and conditions set forth in the Master Agreement shall apply to Wink and to TWCNYC, as a Participating System thereunder.

2.3 For purposes of this System Addendum, TWCNYC's Operating Area shall be Manhattan, Queens, Brooklyn, and Mt Vernon, Staten Island is not included in this Agreement.

2.4 This System Addendum shall not be effective unless and until executed by Affiliate's Senior Vice President of Programming (or another person designated by him in writing), TWCNYC and Wink.

3.      ADDITIONAL OR AMENDED TERMS AND CONDITIONS

        Wink acknowledges and agrees that the performance by TWCNYC of its obligations hereunder is conditioned on the compliance of Wink and the Wink Software with the acceptance criteria and specifications set forth on Schedule A (the "Acceptance Criteria"). Accordingly, if Wink or the Wink Software does not comply with or satisfy the Acceptance Criteria, TWCNYC shall be relieved of its obligations hereunder,


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3.2     Deployment:

        A. In One-Way Network Environment. TWCNYC shall use commercially reasonable efforts to install and test the Wink Software and to provide resources reasonably necessary to distribute Interactive Wink Programs to at least 100 Wink STB Subscribers in a cable network environment that does not permit responses by the Wink STB Subscriber (a 'One-Way Environment') beginning February 15, 1999, beginning in TWCNYC's Southern Manhattan system (the "Pre-Launch"), provided that the failure of TWCNYC to do so shall not constitute a breach of the Master Agreement or this System Addendum and TWCNYC may change the foregoing date in its sole discretion at any time, TWCNYC shall use commercially reasonable efforts to distribute Interactive Wink Programs in a One-Way Environment to all Wink STB Subscribers in the Operating Area (the "One-Way Launch") by April 1, 1999, provided that the failure of TWCNYC to do so shall not constitute a breach of the Master Agreement or this System Addendum and TWCNYC may change the foregoing date in its sole discretion at any time.

        B. In Two-Way Network. Environment. By May 1999, TWCNYC may (but has no obligation to) test the distribution of Interactive Wink Program in a network environment that permits a Wink STB Subscriber to interact with and respond to an Interactive Wink Programs (a "Two-Way Environments. TWCNYC may change the foregoing date in its sole discretion at any time. In the event that TWCNYC distributes the Interactive Wink Programs to 75,000 Wink STB Subscribers ('Two-Way Distribution'), then, as of the date of such launch, the last sentence often 5.4 of the Master Agreement shall be deleted in its entirety and replaced with the following:

                'If, within eighteen (18) months of the date Participating System first commences Two-Way Distribution Participating System's incremental Wink Revenues have not reached a cumulative total of [*] per Wink Subscriber Unit, Wink shall pay Participating System, within forty five (45) days, the difference between [*] per Wink Subscriber Unit and the actual cumulative incremental Wink Revenues per Wink Subscriber Unit.'

        C. Digital Service: If TWCNYC deploys digital converter boxes to its subscribers, TWCNYC may, at its sole discretion, offer to distribute Interactive Wink Programs to its digital subscribers, provided that nothing herein shall be construed to obligate TWCNYC to commence a digital product offer.

        D. Upgrades: Wink acknowledges that TWCNYC is upgrading its cable television systems on a node by node basis and that only those subscribers in the upgraded areas will have access to an advanced analog or digital set-

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

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                top box which is capable of utilizing the Wink Software (e.g., the Instrument CFT2200 set top box), and therefore the option of becoming Wink STB Subscribers Wink agrees that TWCNYC has made no representation as to when or if TWCNYC will complete the upgrades and that TWCNYC not be in breach of System Addendum or the Master Agreement E such upgrade in whole or in part is not completed.

3.3 Exclusivity: Wink shall not enter into an agreement or understanding for the distribution of Interactive Wink Programs with any other entity that provides, via terrestrial facilities (except television broadcasters). multi-channel video programming in the Operating Area for a period of ten (10) months from the Commencement Date (the "Exclusivity Period"). if TWCNYC agrees to test the distribution of the interactive Wink Program in a Two-Way Environment on or before May 31, 1999, the Exclusivity Period shall be extended up to and including March 1, 2000. If TWCNYC commences Two-Way Distribution by August 1, 1999 (the 'Two-Way Launch Target Date'), the Exclusivity Period wilt be extended for the duration of the Term. If TWCNYC is unable to meet the Two-Way Launch Target Date because Wink has not complied with (or the Wink Software does not comply with) the Acceptance Criteria, then the Exclusivity Period will continue through the Term, provided that TWCNYC commences Two- Way Distribution within sixty (60) days from the date that Wink satisfies the Acceptance Criteria. If TWCNYC fails to commence Two-Way Distribution by the Two-Way Launch Target Date and such failure is not caused by the non-compliance of Wink or the Wink Software with the Acceptance Criteria but does so on or before October 1, 1999, then the Exclusivity Period shall be extended through October 2, 2000. If TWCNYC fails to commence Two-Way Distribution on or before October 1, 1999 and such failure is not caused by the non-compliance of Wink or the Wink Software with the Acceptance Criteria, then the Exclusivity Period shall expire as of October 2, 1999. Notwithstanding the foregoing, Wink acknowledges that achieving Two-Way Distribution by August 1, 1999 is contingent upon Pioneer delivering a Wink-capable STB to TWCNYC by June 30, 1999. Wink agrees that in the event that Pioneer fails to deliver such a Wink-capable STB by June 30, 1999, the Exclusivity Period shall be extended through the end of the Term.

3.4 License Fees. Notwithstanding Section 5.1 of the Master Agreement, TWCNYC shall not be required to pay, for the Term, any license fees for the Wink Software specified in Section A of Exhibit D of the Master Agreement. In addition, notwithstanding Section 5.1 of the Master Agreement, Wink shall pay (or reimburse TWCNYC if applicable) any license fees due and owing by TWCNYC for the first 75,000 CFT-2200 set top boxes deployed by TWCNYC. TWCNYC shall pay to the applicable manufacturer all license fees due for the CFT-2200 set top boxes deployed the thereafter.


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3.5     Development Funds. Notwithstanding Section 6.6 of the Master Agreement,
        within the first eighteen (18) months following the date on which TWCNYC commences the Pre-Launch, Wink shall provide TWCNYC with [*] as launch and development funds ("Development Funds'}. The parties agree that [*] of such Development Funds shall be provided to TWCNYC within thirty (30) days of the execution of this System Addendum and shall be used prior to June 30, 1999 to promote the distribution of interactive Wink Programs in a One-Way Environment. The balance of the Development Funds shall be distributed by Wink when requested by TWCNYC.

3.6 Termination. Upon expiration of the Term (including any extensions thereof) or upon the termination of this Master Agreement or this System Addendum, within ninety (90) days of such expiration or termination, Wink shall retrieve from TWCNYC's premises all equipment provided by Wink on notice during regular business hours and without interrupting TWCNYC's operation.

3.7 Certification. Wink shall obtain from General Instrument ("GI") certification that the Wink Software functions according to published specifications in a live environment in conjunction with version 2.3 of the ware in GI's CFT2200

        .(512K) and the CFT2200 (lmg) Wink-capable set top boxes. Wink agrees that TWCNYC shall have no obligations under this System Addendum or the Master Agreement unless and until Wink obtains the foregoing certification from GI and that such certification is condition precedent to TWCNYC's performance hereunder.

IN WITNESS WHEREOF, the parties by their duly authorize representatives have Entered into this System Addendum as of the Effective Date




WINK                                THE WARNER CABLE

By:                                 By:

Name:                               Name:

Title:                              Title:


TIME WARNER CABLE NEW YORK CITY

By:

Name:

Title:


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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


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        TIME WARNER CABLE NEW YORK CITY ACCEPTANCE CRITERIA

                                 ---SCHEDULE A--

1.      [*]

1.1     [*]

1.2     [*]

1.3     [*]

1.4     [*]

2.      [*]

2.1     [*]

2.2     [*]

2.3     [*]

3.      [*]

3.1     [*]

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


                                    SchA - 1
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3.2     [*]

3.3     [*]

3.4     [*]

3.5     [*]

3.6     [*]

4.      [*]

4.1     [*]

4.2     [*]

4.3     [*]

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.



                                    Sch.A - 2


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4.4     [*]

4.5     [*]

4.6     [*]

4.7     [*]

4.8     [*]

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

                                    Sch. A-3


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4.9     [*]

4.10    [*]

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.